                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

                     International Flavors & Fragrances Inc.
              ----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

              ----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   1) Title of each class of securities to which transaction applies:

   -------------------------------------------------------------------
   2) Aggregate number of securities to which transaction applies:


   -------------------------------------------------------------------
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


   -------------------------------------------------------------------
   4) Proposed maximum aggregate value of transaction:


   -------------------------------------------------------------------
   5) Total fee paid:


   -------------------------------------------------------------------


   -------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.


   -------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


   1) Amount Previously Paid:

   -------------------------------------------------------------------
   2) Form, Schedule or Registration Statement No.:

   -------------------------------------------------------------------
   3) Filing Party:

   -------------------------------------------------------------------
   4) Date Filed:

                 [INTERNATIONAL FLAVORS & FRAGRANCES INC. LOGO]




                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
                              521 WEST 57TH STREET
                              NEW YORK, N.Y. 10019

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 2003

                               ----------------

         The Annual Meeting of Shareholders of International Flavors & Fragrances Inc., a New York corporation (the "Company"), will be held at the office of the Company, 521 West 57th Street, New York, New York, on Wednesday, May 14, 2003, at 10 A.M., Eastern Daylight Saving Time, to elect 8 directors for the ensuing year and to transact such other business as may properly come before the meeting or any postponement or adjournments thereof.

         Only shareholders of record at the close of business on March 26, 2003 will be entitled to notice of and to vote at the meeting.

         Admission to the meeting will be by ticket only. If you are a shareholder of record and plan to attend, please check the box on the enclosed proxy card. If your shares are not registered in your own name and you plan to attend, please request a ticket by writing to the Office of the Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019. Evidence of your ownership, which you can obtain from your bank or broker, must accompany your letter.


     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.



                                          By Order of the Board of Directors,


                                          Stephen A. Block
                                          Secretary


March 28, 2003

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be used at the Annual Meeting of Shareholders of the Company to be held on May 14, 2003 (the "2003 Annual Meeting") at the principal executive office of the Company, 521 West 57th Street, New York, New York 10019. This proxy statement and the form of proxy will be mailed to shareholders on or about March 28, 2003. In addition to solicitation by mail, proxies may be solicited personally or by telephone, telegram, facsimile or electronic mail. The Company has retained Georgeson Shareholder to assist in proxy solicitation for a fee of $7,000. The cost of soliciting proxies will be borne by the Company. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of Common Stock.

         Any shareholder who signs and returns the enclosed form of proxy may revoke it at any time before it has been exercised by a written notice of revocation of that proxy received by the Secretary of the Company, by a new proxy bearing a later date received by the Secretary of the Company, or by voting in person at the 2003 Annual Meeting. Attendance at the 2003 Annual Meeting will not in itself constitute revocation of a proxy.

         When more than one record holder of the Company's Common Stock share the same address, the Company may deliver only one annual report and one proxy statement to that address unless the Company has received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of the Company's Common Stock in "street name" for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock. The Company will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to any shareholder, including a beneficial owner of stock held in "street name," at a shared address to which a single copy of either of those documents was delivered. To receive additional copies of the annual report and proxy statement, you may call or write the Office of the Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019 (telephone: 212-765-5500).

         You may also contact the Office of the Secretary of the Company at the address or telephone number above if you are a shareholder of record of the Company and you wish to receive a separate annual report and proxy statement in the future, or if you are currently receiving multiple copies of the annual report and proxy statement and want to request delivery of a single copy in the future. If your shares are held in "street name" and you want to increase or decrease the number of copies of the annual report and proxy statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

         The Company had outstanding at the close of business on March 3, 2003, 93,869,384, shares of Common Stock entitled to one vote per share. Only shareholders of record at the close of business on March 26, 2003 will be entitled to vote at the 2003 Annual Meeting.

                         ITEM 1. ELECTION OF DIRECTORS

     At the meeting 8 directors will be elected in accordance with the By-laws of the Company, as amended, to serve for the ensuing year and until their successors are elected and shall qualify. The By-laws provide that the election of directors requires a plurality of the votes cast by the shareholders entitled to vote at the meeting. Except as stated below, the shares of Common Stock represented by the proxies being solicited will be voted for the election of the 8 nominees whose names are listed below. All of the nominees except Mrs. Alexandra A. Herzan are presently directors of the Company. If any of the nominees is unable for good cause to serve (which is not now anticipated), the shares of Common Stock represented by the proxies being solicited will be voted for the balance of those named nominees and for any substitute nominees as the Board may recommend.


INFORMATION ABOUT NOMINEES

                                       PRINCIPAL OCCUPATION DURING         YEAR FIRST
                                           LAST FIVE YEARS AND               BECAME
           NAME              AGE         OTHER DIRECTORSHIPS HELD           DIRECTOR
--------------------------- ----- --------------------------------------- ------------


[GRAPHIC OMITTED]
MARGARET HAYES ADAME          63  President, Fashion Group                    1993
                                  International, an international trade
                                  organization; Director, Movado
                                  Group, Inc.

[GRAPHIC OMITTED]
GUNTER BLOBEL                 66  Professor, Howard Hughes Medical            2000
                                  Institute at The Rockefeller
                                  University, a research medical
                                  institution

[GRAPHIC OMITTED]
J. MICHAEL COOK(1)            60  Chairman and Chief Executive                2000
                                  Officer Emeritus, Deloitte & Touche,
                                  LLP, an accounting firm; Director,
                                  Rockwell Automation, HCA Inc.,
                                  The Dow Chemical Company,
                                  Comcast Corporation; Trustee,
                                  Fidelity Group of Mutual Funds


                                       2

[GRAPHIC OMITTED]
PETER A. GEORGESCU(1)         64  Chairman and Chief Executive                1999
                                  Officer Emeritus, Young & Rubicam
                                  Inc., an advertising agency; Director,
                                  Levi Strauss & Co., Toys "R" Us,
                                  Inc., EMI


[GRAPHIC OMITTED]
RICHARD A. GOLDSTEIN(1)      61   Chairman and Chief Executive                2000
                                  Officer since June 2000; President
                                  and Chief Executive Officer of
                                  Unilever United States, Inc., and
                                  Business Group President of
                                  Unilever North American Foods, a
                                  home, personal care and food
                                  products company, prior thereto;
                                  Director, Legacy Hotels, Fiduciary
                                  Trust Company International, The
                                  Interpublic Group of Companies, Inc.
                                  and Continuum Health Partners, Inc.

[GRAPHIC OMITTED]
ALEXANDRA A. HERZAN          43   President, Lily Auchincloss                  __
                                  Foundation, Inc., a charitable
                                  foundation


[GRAPHIC OMITTED]
ARTHUR C. MARTINEZ(1)        63   Chairman and Chief Executive                2000
                                  Officer Emeritus, Sears, Roebuck and
                                  Co., a retailer; Director, PepsiCo,
                                  Inc., Liz Claiborne, Inc. and Martha
                                  Stewart Living OmniMedia, Inc.;
                                  Member of the Supervisory Board,
                                  ABN AMRO Holding, N.V.


                                    3

[GRAPHIC OMITTED]
WILLIAM D. VAN DYKE, III    71    Senior Vice President, Salomon              1973
                                  Smith Barney Inc., stockbrokers


----------
(1)   Member of the Executive Committee.

     All of the nominees except Mrs. Herzan were elected by the shareholders at the 2002 Annual Meeting. The Company's By-laws, as amended, provide that each director must retire effective as of the Annual Meeting of Shareholders following his or her 72nd birthday. Accordingly, Mr. Henry P. van Ameringen, who is 72, will retire as a director as of the 2003 Annual Meeting.


BOARD AND COMMITTEE MEETINGS

     During 2002 the Board held seven meetings. The Company has an Audit Committee, which held nine meetings, a Compensation Committee, which held four meetings, a Nominating and Governance Committee, which held two meetings, and an Executive Committee, which did not meet, in 2002.

     The Audit Committee, consisting of Mrs. Adame and Messrs. Cook, Martinez and Van Dyke, oversees the financial operations of the Company and the Company's relationship with its independent accountants. The Board has determined that Mr. Cook, Chairman of the Audit Committee, and Mr. Martinez are "audit committee financial experts" under applicable rules of the Securities and Exchange Commission. The Board has also determined that all of the members of the Audit Committee meet the independence and financial literacy standards, and that Mr. Cook and Mr. Martinez have the accounting or related financial management expertise, as currently required by applicable rules of the New York Stock Exchange ("NYSE"). The Compensation Committee, consisting of Messrs. Georgescu, Martinez, van Ameringen and Van Dyke, oversees the Company's various compensation arrangements and recommends to the Board the salaries to be paid, and incentive compensation and stock options or stock awards to be granted, to the executive officers of the Company under the Company's stock option and stock award plans. The Nominating and Governance Committee, consisting of Mrs. Adame, Dr. Blobel and Messrs. Cook, Georgescu, Martinez, van Ameringen and Van Dyke, recruits, reviews qualifications of and recommends nominees to fill Board vacancies and newly created directorships and monitors corporate governance issues. Shareholders may submit names of qualified candidates along with detailed information on their backgrounds to the Company's Secretary for referral to the Nominating and Governance Committee. The Executive Committee meets only when decisions of the Board are required and it is impractical under the circumstances to convene a meeting of the full Board. During 2002, each director attended greater than 75% of the total of the number of meetings held by the Board and by the Committee(s) on which each such director serves.


DIRECTORS' COMPENSATION

     Effective as of May 14, 2003, certain elements of the compensation for directors who are not employees of the Company will change (directors who are employees of the Company receive no compensation for such service).

   a. Directors will receive an annual cash retainer of $30,000, an increase from the $25,000 they currently receive.

   b. The Chairperson of the Audit Committee will receive an annual cash retainer of $7,500, and the Chairpersons of the Compensation Committee and Nominating and Governance Committee will each receive an annual cash retainer of $3,750. Currently Board committee Chairpersons receive no additional compensation in respect of such service.


   c. Directors will receive a cash fee of $1,500 for each meeting of the Board attended, an increase from the $1,000 they currently receive. Members of the Audit Committee will receive a cash fee of $1,200 for each meeting of the Audit Committee attended, and members of other committees will receive a cash fee of $1,000 for each committee meeting attended. Currently, directors receive a cash fee of $1,000 for each meeting of the Board or committee attended, except that when a committee meeting is held on the same day as a Board meeting or another committee meeting a fee of only $750 is paid for the second and subsequent meetings on that day.


     Directors will continue to receive an annual grant, in October of each year, of 1,000 shares of Common Stock of the Company, and, through 2009, automatic annual stock option grants, on the date of the annual meeting of shareholders, of 3,000 shares of Common Stock under the Company's 2000 Stock Option Plan for Non-Employee Directors (the "2000 DSOP"). Options granted in 2002 under the 2000 DSOP vest in equal installments of 12, 24 and 36 months, and expire ten years, after the date of grant. On May 7, 2002, each non-employee director received an option to purchase 3,000 shares of Common Stock at $32.82 per share under the 2000 DSOP.


     Effective January 1, 2002, directors became eligible to participate in the Company's Deferred Compensation Plan ("DCP"). Under the DCP, a director may defer all or a portion of his or her cash compensation and annual award of Company Common Stock. Participating directors, like all other participants in the DCP, may elect to measure changes in the value of the deferred cash compensation credited to their DCP accounts by changes in the value of one or more of a variety of equity and debt mutual funds offered by The Vanguard Group, which administers the DCP, or by changes in the value of Company Common Stock, or they may have amounts credited to their DCP accounts earn interest at an interest rate which is established each year by the Compensation Committee and which is applicable to all DCP participants. Changes in the value of deferred awards of Company Common Stock are measured by changes in the value of that Common Stock although, unlike other participants in the DCP, directors do not receive any premium on compensation deferred into that stock. See "Report of the Compensation Committee" at page 8. A director may elect to receive deferred compensation in a lump sum or in up to ten installments, either at retirement from the Board or beginning on a specific date selected by the director. Prior to 2002, under the Directors' Deferred Compensation Plan ("DDCP"), directors were able to defer only their cash compensation, not stock awards, and only to have deferred amounts credited to their DDCP accounts earn interest at the interest rate established each year by the Compensation Committee. As of the effective date of the DCP, amounts previously deferred under the DDCP remained deferred, but became subject to the terms of the DCP.


     Directors serving before May 14, 2003 participate in the Director Charitable Contribution Program (the "DCCP"). Under the DCCP, the Company has purchased life insurance policies on the lives of participating directors and is the owner and sole beneficiary of the policies. After the death of a covered director, the Company will donate $500,000 to one or more qualifying charitable organizations designated by the director and $500,000 to The IFF Foundation. Individual directors derive no financial benefit from the Program since all deductions relating to the contributions accrue solely to the Company. The Program should have no long-term cost to the Company.


     Directors first elected on or after May 14, 2003 will not participate in the DCCP. Those directors, together with all other directors, will be eligible to participate in the Company's Matching Gift Program, under which The IFF Foundation matches, on a dollar for dollar basis up to a maximum of $10,000 per year, contributions to qualifying charitable organizations by United States-based employees.

          SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER PERSONS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 14, 2003, by each director and nominee for director, the executive officers named in the Summary Compensation Table in this Proxy Statement and all directors and executive officers as a group.


                                                    SHARES OF                    RIGHTS TO ACQUIRE
                                                   COMMON STOCK      SHARE-     BENEFICIAL OWNERSHIP
                                                   BENEFICIALLY    EQUIVALENT       OF SHARES OF       PERCENT
                      NAME                           OWNED(1)       UNITS(2)      COMMON STOCK(3)      OF CLASS
----------------------------------------------- ----------------- ------------ --------------------- -----------
Margaret Hayes Adame ..........................         3,000         3,053            19,000              (4)
Gunter Blobel .................................         2,750             0             1,000              (4)
Stephen A. Block ..............................         7,694            32           251,876              (4)
Julian W. Boyden ..............................           665         4,707            16,667              (4)
J. Michael Cook ...............................         2,000         2,794             1,000              (4)
Peter A. Georgescu ............................         7,500         1,066             4,000              (4)
Richard A. Goldstein ..........................       385,868(5)     11,015           600,335             1.1%
Alexandra A. Herzan ...........................     2,734,185(6)          0                 0             2.9%
D. Wayne Howard ...............................        57,096           603            38,334              (4)
Carlos A. Lobbosco ............................           846             0           370,501              (4)
Arthur C. Martinez ............................         3,000         2,794             1,000              (4)
Henry P. van Ameringen ........................     7,059,250(7)      3,053            22,000             7.5%
William D. Van Dyke, III ......................     7,490,940(8)          0            22,000             8.0%
Douglas J. Wetmore ............................         7,596         1,527           192,626              (4)
All Directors and Executive Officers as a Group
 (25 persons) .................................    17,768,927        35,198         2,003,840            20.6%

CERTAIN OTHER OWNERS

     The following table sets forth information regarding beneficial owners of more than 5% of the Company's outstanding Common Stock as of February 14, 2003 (other than Messrs. van Ameringen and Van Dyke) based on a review of filings with the Securities and Exchange Commission (the "Commission") and, in the case of Mr. George Rowe, Jr., a former director of the Company, information available to the Company.

                                            NUMBER OF SHARES AND NATURE OF BENEFICIAL OWNERSHIP
                                       -------------------------------------------------------------
                                                                            SHARED
                                          SOLE VOTING      SHARED         VOTING AND
                                        AND INVESTMENT     VOTING         INVESTMENT        PERCENT
 NAME AND ADDRESS OF BENEFICIAL OWNER        POWER          POWER            POWER          OF CLASS
-------------------------------------- ---------------- ------------ --------------------  ---------
George Rowe, Jr. .....................       8,500               0       6,002,649(7)         6.4%
 One Rockefeller Plaza
 New York, NY 10020

J.P. Morgan Chase & Co. ..............     447,040(9)    5,578,489       5,658,746(9)         6.0%
 270 Park Avenue
 New York, NY 10017

Oppenheimer Funds Inc. ...............           0               0       5,550,677(10)        5.9%
 498 Seventh Avenue
 New York, NY 10018

----------
(1) This column includes (where applicable) any shares held for the named person under the Company's Global Employee Stock Purchase Plan ("GESPP"). The respective numbers of such shares are 2,096 for each of Messrs. Block, Goldstein, Howard, and Wetmore, 846 for Mr. Lobbosco, 620 for Mr. Boyden and 15,387 for all directors and executive officers as a group.

(2) This column includes share unit balances held in the IFF Stock Fund under the Company's DCP and credited to participants' accounts (where applicable), excluding premium share units held under such plan, which are forfeitable. The number of share units in the IFF Stock Fund was calculated for participants based on the closing market price of the Company's Common Stock on February 14, 2003. The number of premium share units held under the DCP for the relevant participants are 8 for Mr. Block, 1,177 for Mr. Boyden, 2,754 for Mr. Goldstein, 151 for Mr. Howard, 382 for Mr. Wetmore and 5,610 for all directors and executive officers as a group.


(3) The shares listed in this column are those which the named person has (or will have within 60 days after February 14, 2003) the right to acquire by the exercise of stock options granted by the Company.


(4)   Less than 1%.


(5) The number of shares beneficially owned by Mr. Goldstein includes 200,000 restricted shares with respect to which he has sole voting power. Such number of shares also includes 173,772 shares beneficially owned by Mr. Goldstein's wife. Mr. Goldstein disclaims beneficial ownership in such shares.


(6) Mrs. Herzan is an officer and director of the van Ameringen Foundation, Inc. which owns 1,855,766 shares, is President of the Lily Auchincloss Foundation which owns 41,473 shares and is a trustee of a trust referred to in footnote 7 below which holds 836,946 shares.


(7) Mr. van Ameringen is retiring from the Board of Directors as of the date of the Annual Meeting. The number of shares beneficially owned by Mr. van Ameringen, 509 Madison Avenue, New York, New York 10022, includes 2,533,011 shares with respect to which he has sole voting and investment power and 4,526,239 shares with respect to which he has shared voting and investment power. The number of shares beneficially owned by Mr. van Ameringen, and the number of shares beneficially owned by Mr. George Rowe, Jr., formerly a director of the Company, include the following holdings: Messrs. van Ameringen and Rowe are the trustees of 11 trusts which hold an aggregate of 2,670,473 shares, including one trust holding 836,946 shares of which Mrs. Herzan is also a trustee; and Messrs. van Ameringen and Rowe are officers and directors of the van Ameringen Foundation, Inc., which owns 1,855,766 shares. In addition: (1) Mr. van Ameringen is a trustee of another charitable foundation holding 705,797 shares with respect to which he has sole voting and investment power; (2) Mr. Rowe is an officer and/or trustee of three other charitable foundations which own an aggregate of 1,269,114 shares; and (3) Mr. Rowe is a trustee of six additional trusts holding an aggregate of 208,796 shares.


(8) The number of shares beneficially owned by Mr. Van Dyke, 111 East Kilbourne Avenue, Suite 1900, Milwaukee, WI, 53202, includes 6,957 shares with respect to which he has sole voting and investment power and 7,354,557 shares over which he has shared voting and investment power, including the holdings of the trust referred to in footnote 9 below, three other trusts of which Mr. Van Dyke is co-trustee and 31,767 shares held by Pollybill Foundation, Inc., of which Mr. Van Dyke is a director. Such number also includes the beneficial interest of Mr. Van Dyke's wife in 129,426 shares owned directly by her. Mr. Van Dyke disclaims any beneficial interest in the shares held by the various trusts, the Foundation and his wife.


(9) As reported in Schedule 13G dated as of February 10, 2003. Includes 5,523,783 shares held of record by CEDE & Co. as nominee for a trust of which Mr. and Mrs. William D. Van Dyke, III and J. P. Morgan Chase are co-trustees. See footnote 8 above for additional shares beneficially owned by Mr. Van Dyke.


(10)  As reported in Schedule 13G dated as of February 13, 2003.

                                 REPORT OF THE
                            COMPENSATION COMMITTEE*

     The Compensation Committee of the Board (the "Compensation Committee") (all of the members of which are "outside directors" under applicable law) is responsible for recommending to the Board and administering the policies that govern the annual compensation paid to the executive officers, including the Chief Executive Officer.

     With respect to 2002, the Compensation Committee:

       (a) at the beginning of the year established the specific quantitative Company-wide performance goals and award targets for Mr. Goldstein, the Chairman and Chief Executive Officer (the "CEO") and each of the other executive officers for (i) 2002 under the Company's Annual Incentive Plan ("AIP") and (ii) the 2002-2004 cycle under the Company's Long-Term Incentive Plan ("LTIP");

       (b) at the beginning of the year established 2002 stock option award targets for Mr. Goldstein and each of the other executive officers under the Company's Stock Option Program ("SOP");

       (c) reviewed Mr. Goldstein's recommendations for salary adjustments for each executive officer other than Mr. Goldstein himself, and, following and based on a performance review for 2001 conducted by the Nominating and Governance Committee of the Board, determined the annual salary of Mr. Goldstein, and recommended all executive officer salary adjustments to the Board;

       (d) reviewed and approved the recommendations of the CEO for 2002 awards for each executive officer other than the CEO under the SOP and determined the award for Mr. Goldstein;

       (e) certified the level of achievement of the pre-established Company-wide performance goals for 2002 and the level of annual incentive compensation earned by Mr. Goldstein and each other executive officer for 2002 under the AIP based on that achievement; and

       (f) recommended to the Board that a performance incentive award of shares of restricted stock be granted to Mr. Goldstein.


THE COMPANY'S COMPENSATION POLICY

     For 2002 the Company continued to operate under its comprehensive Executive Compensation Program covering the Company's executive officers and other key executives (the "Program"). The Program consists of a Salary Plan ("SP"), the AIP, the LTIP, the SOP, a perquisites program and the Company's Executive Separation Policy (see "Employment Contracts and Termination and Change-in-Control Arrangements" at page 17). The AIP, LTIP and SOP are part of and administered under the 2000 Stock Award and Incentive Plan (the "2000 SAIP").

     Before its introduction, the Program was extensively benchmarked, with the assistance of experienced independent compensation consultants, against confidential external marketplace data, and all positions, including those of the CEO and the Company's other executive officers, were internally valued as determined by their scope of responsibilities within the Company. The external survey data are reviewed and updated biennially, and the internal valuation of positions is reviewed and updated periodically. In respect of 2002 the external survey data were reviewed and updated; since an internal valuation of positions was conducted for 2001, when the Program was initiated, no review of the internal valuation of positions was conducted for 2002. The AIP, the LTIP and the SOP are designed to reward employees only if the Company is successful under specific financial measures, including revenue growth and increases in operating profit, earnings per share, return on net tangible assets and the market price of the Company's Common Stock.


----------
* This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.

     Under the SP, the Compensation Committee and the Board review salaries of the CEO and the other executive officers periodically. The timing and amount of salary increases will be based on the executive officer's ongoing performance.

     Under the AIP, each executive officer, including the CEO, has an annual incentive award target based on the achievement of specific quantitative Company-wide performance goals, which are determined at the beginning of each year by the Compensation Committee. For 2002, these objectives related to increases in revenue and improvements in operating profit as a percentage of sales. Each executive officer has a range of potential awards, both above and below target, which are specified at the beginning of each year. The amount paid to each executive officer, including the CEO, at the end of the year depends on the extent to which the Company achieves the quantitative Company-wide performance goals. Failure to meet a threshold performance level results in no AIP award for that year.

     Under the LTIP, each executive officer, including the CEO, has an award target for each three-year performance cycle based on the achievement of specific quantitative Company-wide performance goals, which are determined by the Compensation Committee at the beginning of each performance cycle. For the 2001-2003 and 2002-2004 cycles, these objectives relate to improvements in earnings per share and return on net tangible assets. For each award cycle each executive officer has a range of potential awards, both above and below target, which are specified at the beginning of the cycle. The amount paid at the end of the cycle depends on the extent to which the Company achieves the quantitative Company-wide performance goals. Failure to meet a threshold performance level for a cycle results in no LTIP award for that cycle. The Compensation Committee may not increase AIP and LTIP awards beyond those actually earned based on the pre-established goals. It has only negative discretion with respect to awards under these plans for the applicable AIP year or LTIP cycle.

     Under the SOP, each executive officer, including the CEO, has an annual target award and a range of option awards both above and below that target (although under the Memorandum of Understanding (the "MOU") setting forth the terms of Mr. Goldstein's employment by the Company, Mr. Goldstein's award may not have a Black-Scholes value of less than $590,000). See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 17. The actual size of an executive officer's award is based on the scope of his or her position, individual performance, and ability to drive enhanced long-term shareholder value. The Compensation Committee sets the terms of stock options, including vesting, any performance requirements and the expiration date (which, under the 2000 SAIP, can be up to but not in excess of ten years after the grant date).

     Under the perquisites program, each executive officer receives a package of perquisites that includes a Company-provided automobile, annual physical examination, health club membership, the right to travel via first or business class for business purposes and annual financial and tax counseling and estate planning assistance.

     The Company has a Board-approved comprehensive Deferred Compensation Plan (the "DCP"). The DCP allows certain United States-based employees, including the CEO and the other executive officers, to defer, either for a specified number of years or until retirement or termination of employment, salary, annual and long-term incentive awards and, under certain circumstances, profits from the exercise of stock options. Participating employees may have changes in the value of their deferred compensation measured, at their election, by the market performance of a variety of stock and bond funds managed by The Vanguard Group. The DCP also permits all participating employees to defer compensation into the Company's Common Stock and provides them with an incentive to do so by granting them a 25% premium on all compensation deferred into that stock.

     The Company's general policy has been, and will continue to be, to structure executive compensation to be deductible under applicable law. The Company also believes, however, that under some circumstances, such as to attract or retain key executives or to recognize outstanding performance, it may be in the best interests of the Company and its shareholders to compensate certain key executives in excess of deductible limits.

2002 COMPENSATION OF EXECUTIVE OFFICERS

     The basic components of the Company's executive officer compensation in 2002 were annual salaries, stock options, annual incentive compensation and long-term incentive compensation; long-term incentive compensation will be paid only if and to the extent the performance goals for the 2002-2004 cycle of the LTIP are met. In addition, on the recommendation of the Compensation Committee, the Board granted Mr. Goldstein a Performance Incentive Award of restricted stock. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 17.


SALARIES

     Mr. Goldstein recommended to the Compensation Committee in March 2002 the annual salaries for 2002 for the executive officers then employed by the Company other than himself. The Compensation Committee considered the recommendations and discussed them with Mr. Goldstein and recommended annual salaries for those executive officers to the Board, which reviewed and approved such salaries. The approved salaries became effective on April 1, 2002 for the following 12-month period. In making its recommendations, the Compensation Committee relied on information provided by Mr. Goldstein, based on his firsthand knowledge of the performance of each executive officer and his or her contribution to the Company and to his or her respective area of concentration. The Compensation Committee also considered information and advice provided by experienced independent compensation consultants. There was, however, no precise test or formula by which the recommended salaries of the executive officers for 2002 were related to performance. The Compensation Committee concluded, and the Board agreed, that the Company's interests were best served by a flexible policy that allowed the Compensation Committee and the Board to fix 2002 annual salaries after considering the factors enumerated above and evaluating such factors under the circumstances as they then existed.

     The Compensation Committee, following and based on a performance review for 2001 conducted by the Nominating and Governance Committee of the Board, and with the advice of experienced independent compensation consultants, determined and recommended to the Board, and the Board (with Mr. Goldstein recusing himself) approved, the 2002 base salary for Mr. Goldstein.


STOCK OPTIONS

     For 2002 each of the then serving executive officers, other than Mr. Goldstein, received an award that was between 20% and 25% higher than his or her target stock option grant under the SOP. The Compensation Committee made these greater than target awards to increase the executive officers' alignment with shareholders and provide them with further incentive to increase shareholder value. The Compensation Committee made all grants other than that to Mr. Goldstein after considering the recommendations of Mr. Goldstein. Mr. Goldstein's stock option grant was made with the assistance of experienced independent compensation consultants and had a Black-Scholes value of approximately twice the minimum required by the MOU. See "Employment Contracts and Termination and Change-in-Control Arrangements" at page 17. The grants to all executive officers, including Mr. Goldstein, were effective as of the close of business on May 7, 2002.


INCENTIVE COMPENSATION

     For 2002, all of the Company's executive officers participated in the AIP. For 2002, the Company achieved in the aggregate 26.875% of the Company-wide performance goals, as a result of which each executive officer, including Mr. Goldstein, received for 2002 annual incentive compensation equal to 26.875% of his or her target incentive compensation for the year.


MR. GOLDSTEIN'S 2002 COMPENSATION

     Mr. Goldstein's base salary for 2002 was established by the Board (with Mr. Goldstein recusing himself) on the recommendation of the Compensation Committee, following and based on a performance review for 2001 conducted by the Nominating and Governance Committee of the Board, and with the advice of experienced independent compensation consultants. Both his target award and his actual payout of annual incentive compensation were governed by and were consistent with the terms of the AIP. His participation in the 2002-2004 cycle of the LTIP is governed by and consistent with the terms of the LTIP. His stock option award was governed by the MOU.


     Effective August 1, 2002, with the assistance of experienced independent compensation consultants, the Compensation Committee recommended to the Board and the Board granted to Mr. Goldstein a Performance Incentive Award ("PIA") of 200,000 shares of restricted stock. The PIA has two objectives: (a) to drive superior long term corporate performance on behalf of shareholders; and (b) to retain and reward Mr. Goldstein for such performance over the next five years. Mr. Goldstein's entitlement to all or a portion of the PIA is subject to the Company's achieving levels of shareholder return, compared to those of a specified group of companies, over the three, four and five year periods commencing August 1, 2002. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 17 for a complete description of the PIA.


     The Compensation Committee and the Board (with Mr. Goldstein recusing himself) determined that each element and the aggregate of Mr. Goldstein's compensation in respect of 2002 were fair and reasonable and within the range of compensation for chief executive officers of companies comparable to the Company.


     In summary, the Company has an appropriate and competitive compensation policy, which is designed to attract and retain qualified executive officers and motivate them to create and enhance shareholder value. The Company's compensation policy soundly balances base salary, annual and long-term cash incentives, and stock options and, for the CEO, restricted stock. The Compensation Committee, with the assistance of experienced independent compensation consultants, periodically reviews both compensation levels for the CEO and other executive officers and the appropriate balance among the various components. This review is designed to assure that the Company's compensation program remains competitive and enables the Company to attract and retain high quality executives.



                                          COMPENSATION COMMITTEE



                                          Peter A. Georgescu
                                          Chairman



                                          Arthur C. Martinez
                                          Henry P. van Ameringen
                                          William D. Van Dyke, III

                          SUMMARY COMPENSATION TABLE

     The following table sets forth information for 2002, 2001 and 2000 relating to the compensation of the Chairman and Chief Executive Officer, each of the other four most highly compensated executive officers of the Company who were serving at December 31, 2002 and a former executive officer who was not serving as such at December 31, 2002.







                                                     ANNUAL COMPENSATION
                                  ----------------------------------------------------------
               (A)                  (B)      (C)            (D)                 (E)
                                                                           OTHER ANNUAL
   NAME AND PRINCIPAL POSITION     YEAR   SALARY($)    BONUS($) (1)    COMPENSATION ($) (3)
--------------------------------- ------ ----------- ---------------- ----------------------
Richard A. Goldstein ............  2002   $993,750     $   215,000         $   104,154
  Chairman and Chief               2001    943,750         374,693              93,859
  Executive Officer                2000    525,000         540,000(2)           22,583

Julian W. Boyden ................  2002    518,750          84,656              23,546
  Executive Vice President         2001    493,750         160,125              13,751
                                   2000      --               --                  --

D. Wayne Howard .................  2002    430,000          70,950              16,709
  Executive Vice President,        2001    393,750         128,100              27,496
  Global Operations                2000    125,000         100,000             243,078

Douglas J. Wetmore ..............  2002    412,500          57,109              13,590
  Senior Vice President and        2001    363,750         120,094              15,464
  Chief Financial Officer          2000    330,000         165,000              10,141

Stephen A. Block ................  2002    405,000          55,094              16,526
  Senior Vice President, General   2001    382,500         124,898              15,820
  Counsel and Secretary            2000    360,000         180,000               8,491

Carlos A. Lobbosco ..............  2002    550,000          55,430               4,332
  Former Executive Vice            2001    537,500         176,138             105,330(4)
  President, Global Business       2000    500,000         300,000             303,054(4)
  Development




                                                         LONG TERM COMPENSATION
                                  --------------------------------------------------------------------
                                               AWARDS                            PAYOUTS
                                  --------------------------------- ----------------------------------
               (A)                        (F)              (G)             (H)              (I)
                                                        SECURITIES                       ALL OTHER
                                       RESTRICTED       UNDERLYING        LTIP          COMPENSATION
   NAME AND PRINCIPAL POSITION          STOCK(5)       OPTIONS (#)     PAYOUTS ($)        ($) (7)
--------------------------------- ------------------- ------------- ---------------- -----------------
Richard A. Goldstein ............    $5,884,000(6)        140,000          --           $794,375(8)
  Chairman and Chief                        --            101,000      720,000(2)        832,947(8)
  Executive Officer                         --          1,400,000          --             25,453

Julian W. Boyden ................           --             57,500          --             17,579
  Executive Vice President                  --             50,000          --             54,738
                                            --             50,000          --               --

D. Wayne Howard .................           --             60,000          --             13,875
  Executive Vice President,                 --             50,000          --             17,012
  Global Operations                         --             65,000          --                180

Douglas J. Wetmore ..............           --             44,000          --             23,001
  Senior Vice President and                 --             35,000          --             17,440
  Chief Financial Officer                   --            179,500          --              9,414

Stephen A. Block ................           --             42,500          --             14,757
  Senior Vice President, General            --             35,000          --             12,604
  Counsel and Secretary                     --            212,500          --             11,022

Carlos A. Lobbosco ..............           --                 --          --              3,168
  Former Executive Vice                     --             50,000          --               --
  President, Global Business                --            313,000          --               --
  Development



----------

(1) Except where noted for Mr. Goldstein, paid under the Company's AIP or, for 2000, the Company's Management Incentive Compensation Plan ("MICP").

(2) Pursuant to the terms of the MOU entered into in connection with Mr. Goldstein's appointment as Chairman and Chief Executive Officer. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 17.

(3) Includes the following amounts imputed under the tax laws as compensation in respect of (a) the personal use of the automobile provided by the Company in 2002: Mr. Goldstein--$13,150, Mr. Boyden--$15,988, Mr. Howard--$8,709, Mr. Wetmore--$10,090, Mr. Block--$13,526, Mr.
      Lobbosco--$1,521; in 2001: Mr. Goldstein--$16,035, Mr. Boyden--$3,616, Mr.
      Howard--$10,243, Mr. Wetmore--$12,464, Mr. Block--$8,320; in 2000: Mr.
      Wetmore--$10,141 Mr. Block--$8,491; (b) financial planning services in 2002: Mr. Goldstein--$23,295, Mr. Boyden--$7,558, Mr. Howard-- $4,500, Mr.
      Block--$3,000; in 2001: Mr. Goldstein--$15,869, Mr. Boyden--$7,500; Mr.
      Howard-- $8,200, Mr. Block--$7,500; (c) club memberships in 2002: Mr. Goldstein--$22,733, Mr. Howard-- $3,500, Mr. Wetmore--$3,500, Mr.
      Lobbosco--$2,811; in 2001: Mr. Goldstein--$19,544, Mr. Boyden--$2,635, Mr.
      Howard--$3,000; Mr. Wetmore--$3,000; (d) housing and personal expenses for Mr. Goldstein in 2002: $44,976; in 2001: $42,411; in 2000: $22,583; (e) a
      housing subsidy in 2001: Mr. Howard--$6,053; and (f) a relocation allowance in 2000: Mr. Howard--$243,078.

(4) Housing allowance pursuant to an agreement between Mr. Lobbosco and the Company including amounts grossed up thereunder. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 17 for the terms of Mr. Lobbosco's agreement.

(5) Based on the closing price of the Company's Common Stock on December 31, 2002, the aggregate dollar value of premium share units in the IFF Stock Fund credited to the accounts of the named executives officers participating in the DCP as of that date was: Mr. Goldstein--$96,991, Mr. Boyden--$41,449, Mr. Howard--$5,305, Mr. Wetmore--$12,707. Such premium shares are subject to forfeiture. Except for such premium shares and the restricted stock held by Mr. Goldstein described below, no other named executive officer holds restricted stock.

(6) On August 1, 2002 Mr. Goldstein received a Performance Incentive Award ("PIA") of 200,000 restricted shares of the Company's Common Stock. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 17. Mr. Goldstein's entitlement to all or a portion of the award is subject to (a) the Company's achieving certain levels of shareholder returns compared to those of a specified group of other companies, over the three-, four- and five-year periods commencing August 1, 2002, and (b) Mr. Goldstein's remaining employed by the Company during such periods. He may earn up to 25% of the award (50,000 shares) at the end of three years, an additional 25% of the award (50,000 shares) at the end of four years, and the remaining 50% of the award (100,000 shares) at the end of five years. If any portion of the award is not earned during the first two performance periods, it may be earned if the performance objective is met for the full five-year period. Although the stock is restricted, Mr. Goldstein has voting rights over and rights to dividends on all shares. Based on the closing price of the Company's Common Stock on December 31, 2002, the dollar value of the restricted stock held by Mr. Goldstein on that date was $7,020,000.

(7) Includes the following amounts paid, matched or set aside by the Company under the Company's Retirement Investment Fund Plan, a defined contribution plan, the DCP (including the dollar amount, on the date of contribution, of premium shares credited to the accounts of participants in the DCP) and, with respect to 2000, the Company's unfunded Supplemental Retirement Investment Plan: for 2002: Mr. Goldstein--$82,938, Mr. Boyden--$15,188, Mr. Howard--$13,200, Mr. Wetmore--$22,251, Mr.
      Block--$12,663; for 2001: Mr. Goldstein--$121,985, Mr. Boyden--$52,781,
      Mr. Howard--$16,374, Mr. Wetmore--$16,880, Mr. Block--$11,100; for 2000:
      Mr. Goldstein--$24,421, Mr. Block--$9,776, Mr. Wetmore--$8,962. Also includes the following amounts imputed under the tax law as compensation in respect of life insurance coverage under the Company's Executive Death Benefit Program or, for Mr. Lobbosco, the Company's Group Term Life Insurance Program: for 2002: Mr. Goldstein--$5,187, Mr. Boyden--$2,391, Mr. Howard--$675, Mr. Wetmore--$750, Mr. Block--$2,094, Mr.
      Lobbosco--$3,168; for 2001: Mr. Goldstein--$4,712, Mr. Boyden--$1,957, Mr.
      Howard--$638, Mr. Wetmore--$560, Mr. Block--$1,504; for 2000: Mr.
      Goldstein--$1,032, Mr. Howard--$180, Mr. Block--$1,246, Mr. Wetmore--$451.
      No participant in either Program has or will have any interest in the cash surrender value of the underlying insurance policies.

(8) Includes $706,250 paid to Mr. Goldstein pursuant to the MOU in respect of long term incentive payments that he forfeited by leaving his prior employer. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 17 for the terms of the MOU.

                           OPTION/SAR GRANTS IN 2002


     The following table shows all grants of options in 2002 to the executive officers named in the Summary Compensation table. No stock appreciation rights
(SARs) were granted in 2002.




           (A)                   (B)              (C)             (D)            (E)             (F)
                              NUMBER OF
                               SHARES         % OF TOTAL
                             UNDERLYING         OPTIONS         EXERCISE
                               OPTIONS        GRANTED TO        OR BASE                      GRANT DATE
                               GRANTED         EMPLOYEES         PRICE       EXPIRATION     PRESENT VALUE
           NAME                (#)(1)       IN FISCAL YEAR     ($/SH)(2)       DATE(1)         ($)(3)
-------------------------   ------------   ----------------   -----------   ------------   --------------
R. A. Goldstein .........     140,000             4.8            $32.82        5/7/12         1,710,800
J. W. Boyden ............      57,500             2.0             32.82        5/7/12          702,650
D. W. Howard ............      60,000             2.1             32.82        5/7/12          733,200
D. J. Wetmore ...........      44,000             1.5             32.82        5/7/12          537,680
S. A. Block .............      42,500             1.5             32.82        5/7/12          519,350
C. A. Lobbosco ..........           0             --               --            --               --

----------
(1) All options were granted on May 7, 2002 under the 2000 SAIP, which was initially approved by shareholders at the Company's 2000 Annual Meeting of Shareholders and which was amended by approval of shareholders at the Company's 2002 Annual Meeting of Shareholders. All options expire ten years after grant and become exercisable in three equal installments 12, 24 and 36 months, respectively, after the date of grant.

(2) All options were granted at the closing market price on the date of grant.

(3) The Company used the Black-Scholes model of option valuation to determine grant date present value. The actual value, if any, that an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility, future dividend yield and the time of exercise. For these reasons, the Company does not agree that the Black-Scholes model can properly determine the value of an option. The assumptions used by the Company are as follows: a grant date stock price and exercise price of $32.82 per share; an option term of 10 years; a stock price volatility based on the calendar year closing prices of the Company's Common Stock (plus dividends) for the period December 31, 1992 through December 31, 2002; a dividend yield of 1.83% (the dividend yield is calculated by annualizing the average of the quarterly dividend yields, which are developed by dividing each dividend payment between January 1, 2002 and December 31, 2002 by the stock price on the ex-dividend date with respect to such payment); and a risk-free interest rate of 5.15% (the yield on the date of grant on the U.S. Government Zero Coupon Bond with a maturity closest to the option term).

AGGREGATED OPTION EXERCISES IN 2002 AND OPTION/SAR VALUES AT DECEMBER 31, 2002


     The following table provides information as to options exercised in 2002 by each of the executive officers named in the Summary Compensation table and the value of options held by such executive officers at December 31, 2002 measured in terms of the closing price of the Common Stock in consolidated trading on December 31, 2002. No SARs are outstanding.




           (A)                    (B)              (C)                    (D)                           (E)
                                                                       NUMBER OF
                                                                 SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                SHARES                           UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                              ACQUIRED ON         VALUE                FY-END(#)                     FY-END($)
           NAME              EXERCISE (#)     REALIZED ($)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
-------------------------   --------------   --------------   ---------------------------   --------------------------
R. A. Goldstein .........      700,000        $ 11,216,738          600,335/340,665            $     715,584/962,866
J. W. Boyden ............       37,500             587,219           16,667/103,333            $     133,333/612,298
D. W. Howard ............            0                   0           38,334/136,666            $     345,450/827,700
D. J. Wetmore ...........        1,500                 225          172,626/143,874            $   1,642,322/821,316
S. A. Block .............            0                   0          231,876/150,624            $   2,067,094/959,487
C. A. Lobbosco ..........        9,000               1,350          357,501/159,499            $ 3,210,340/1,314,835

                           EQUITY COMPENSATION PLANS


     The following table provides information about the Company's common stock that may be issued upon the exercise of options, warrants and rights under all of the Company's equity compensation plans as of December 31, 2002.



-------------------------------------------------------------------------------------------------------------
                                                                                    NUMBER OF SECURITIES
                                 NUMBER OF SECURITIES TO     WEIGHTED-AVERAGE      REMAINING AVAILABLE FOR
                                 BE ISSUED UPON EXERCISE     EXERCISE PRICE OF      FUTURE ISSUANCE UNDER
                                 OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   EQUITY COMPENSATION PLANS
         PLAN CATEGORY             WARRANTS AND RIGHTS      WARRANTS AND RIGHTS     (EXCLUDING SECURITIES
                                                                                  REFLECTED IN COLUMN (A))
                                           (A)                      (B)                      (C)
-------------------------------------------------------------------------------------------------------------
     Equity compensation plans          6,244,969(2)           $   33.84(3)              10,926,212(4)
      approved by security
           holders (1)
-------------------------------------------------------------------------------------------------------------
     Equity compensation plans
      not approved by security
           holders (5)                  3,455,402(6)           $   24.87(3)               4,158,397(7)
-------------------------------------------------------------------------------------------------------------
              Total                     9,700,371              $   30.66(3)              15,084,609
-------------------------------------------------------------------------------------------------------------

----------
(1) Represents the 2000 SAIP, the 2000 Stock Option Plan for Non-Employee Directors, the 1997 Employee Stock Option Plan, the Employee Stock Option Plan of 1992, the 1990 Stock Option Plan for Non-Employee Directors, the Employee Stock Option Plan of 1988 and the GESPP. Also includes the 1997 Employee Stock Option Plan for The Netherlands, the Employee Stock Option Plan of 1992 for The Netherlands and the Employee Stock Option Plan of 1988 for The Netherlands, each of which forms a subpart of and as to which shares are issuable under the 1997 Employee Stock Option Plan, the Employee Stock Option Plan of 1992 and the Employee Stock Option Plan of 1988, respectively. The 2000 SAIP provides for the award of stock options and other equity-based awards.

(2) Excludes the PIA of 200,000 shares of restricted Common Stock granted to Richard A. Goldstein, Chairman and Chief Executive Officer on August 1, 2002. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 17. Excludes 4,604,597 shares remaining available for issuance under the GESPP, which was approved by shareholders.

(3) Weighted average exercise price of outstanding options; excludes the PIA granted to Mr. Goldstein, restricted stock units and shares credited to accounts of participants in the DCP.

(4) Includes 4,604,597 shares available for future issuance under the GESPP. Does not include 1,919,418 options outstanding as of December 31, 2002 under the 1997 Employee Stock Option Plan (including the 1997 Employee Stock Option Plan for The Netherlands). Pursuant to approval of shareholders at the Annual Meeting held on May 7, 2002, shares authorized under the 1997 Employee Stock Option Plan, but not used thereunder for any reason, are added to shares available for awards under the 2000 Stock Award and Incentive Plan. As a result, any outstanding options under the 1997 Employee Stock Option Plan that are cancelled become available for grant under the 2000 Stock Award and Incentive Plan.

(5)   Represents the 2000 Supplemental Stock Award Plan (the "2000 Supplemental
      Plan) and the DCP.

(6) Includes 38,463 unvested restricted stock units (including dividend equivalents through December 31, 2002) granted under the 2000 Supplemental Plan. Excludes shares of the Company's Common Stock credited to participant's accounts as of December 31, 2002 and issuable under the DCP.

(7)   Includes 4,000,000 shares available for issuance under the DCP.


2000 SUPPLEMENTAL STOCK AWARD PLAN


     On November 14, 2000 the Company's Board of Directors approved the 2000 Supplemental Plan. Under applicable NYSE rules the 2000 Supplemental Plan does not require, and has not been submitted for, shareholder approval.


     The 2000 Supplemental Plan is a stock-based incentive plan designed to attract, retain, motivate and reward employees, other than executive officers and directors of the Company, and certain other persons who provide substantial services to the Company, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals and to promote the creation of long-term value for shareholders by closely aligning the interests of participants with those of shareholders. Under the 2000 Supplemental Plan, eligible participants may be granted nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, stock granted as a bonus or in lieu of another award, dividend equivalents, other stock based awards or conditional rights to receive stock or other awards (performance awards) (collectively, "Awards") under terms and conditions that are identical to those under the Company's shareholder-approved 2000 SAIP. Unlike under the 2000 SAIP, however, no cash awards may be granted under the 2000 Supplemental Plan. In addition the Company's executive officers are not eligible to receive awards under the 2000 Supplemental Plan. The total number of shares of the Company's common stock reserved for Awards under the 2000 Supplemental Plan is 4,500,000 of which a total of 3,455,402 options and unvested restricted stock units were outstanding as of December 31, 2002, and 158,397 remained available for grant as of that date.

            EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                        CHANGE-IN-CONTROL ARRANGEMENTS

     In connection with Mr. Goldstein's election as Chairman and Chief Executive Officer of the Company in 2000, the Company negotiated with Mr. Goldstein, and the Board approved, the MOU setting forth the terms of Mr. Goldstein's employment by the Company. The principal terms of the MOU are as follows:

       (a) Mr. Goldstein is employed by the Company as its Chairman and Chief Executive Officer for a term of five years effective June 1, 2000.

       (b) Mr. Goldstein's annual base salary is not less than $900,000, the level established by the Board.

       (c) For 2000 Mr. Goldstein was guaranteed and received an annual incentive compensation award of $540,000, 60% of his $900,000 base salary. For years after 2000 Mr. Goldstein's annual incentive compensation is subject to the attainment of certain annual performance goals approved by the Board under the 2000 SAIP. For 2001 and 2002, those performance goals were identical to those applicable to all other executive officers of the Company.

       (d) For 2000 Mr. Goldstein was guaranteed and received a long-term incentive compensation award of $720,000, 80% of his $900,000 base salary. For periods after 2000 Mr. Goldstein's long-term incentive compensation is subject to the attainment of certain long-term performance goals approved by the Board under the 2000 SAIP. For the 2001-2003 and 2002-2004 cycles of the LTIP, those performance goals are identical to those applicable to all other executive officers of the Company.

       (e) On June 1, 2000 Mr. Goldstein was granted options to purchase 700,000 shares of the Company's Common Stock. Of these options, an option for 500,000 shares was a "sign-on" grant; an option for 100,000 shares was to compensate Mr. Goldstein for his forfeiture, upon his leaving Unilever United States, Inc. ("Unilever US"), of unvested options to purchase stock of Unilever plc; and an option for 100,000 shares was Mr. Goldstein's 2000 annual grant. The "sign-on" grant, made under the Company's 1997 Stock Option Plan, was immediately exercisable and will remain exercisable for the full term irrespective of Mr. Goldstein's employment status, or until death, if earlier, except that if Mr. Goldstein's employment is terminated for cause prior to a "Change-in-Control" (see "Executive Separation Policy" below at page 21), the unexercised portion of the option will be immediately forfeited. The other grants were made under the 2000 SAIP, and are subject to the same terms and conditions as grants to other employees under the 2000 SAIP. Mr. Goldstein is also entitled to future annual option grants with a value, based on the Black-Scholes model of option valuation, of at least $590,000.

       (f) Mr. Goldstein was entitled to receive from the Company $2,118,750 in respect of long term incentive payments that he forfeited by leaving Unilever US ("Unilever LTIP"). Payments in respect of Unilever LTIP were to be made at the same times, and in the same amounts, as they would have been made to Mr. Goldstein had he remained an employee of Unilever US. Three installments of $706,250 were paid to Mr. Goldstein in March 2001, March 2002 and March 2003.

       (g) Had Unilever US canceled certain vested options held by Mr. Goldstein, he would have been entitled to a payment from the Company of $871,000 in respect of those options. Unilever US permitted Mr. Goldstein to exercise those options, however, as a result of which the Company's obligation for this payment terminated.

       (h) Mr. Goldstein participates in all of the Company's benefit plans and programs to the same extent as all Company executive officers. In addition, the Company is providing Mr. Goldstein with (i) those benefits that he was receiving at Unilever US that are not provided under the Company's plans and programs, and (ii) with respect to benefits provided by both Unilever US and the Company but as to which the Company's benefits are less generous than those Mr. Goldstein was receiving from Unilever US, the same benefit level as he was receiving from Unilever US.

       (i) In no event will Mr. Goldstein receive aggregate pensions from the Company and Unilever US that are less than the pension he would have received had he continued to be employed by Unilever US for an additional five-year period. If he retires from the Company after completing five years of service, his Company pension will be based on the period of his service with the Company only. If he retires from the Company before completing five years of service, his Company pension will be based on a combination of his service with the Company and his service with Unilever US totaling five years. After calculating the aggregate of his actual Company pension and his actual pension from Unilever US, the Company will supplement that total with an amount equal to the difference between what his pension would have been had he continued to be employed by Unilever US for the additional five-year period and such aggregate actual pensions.

       (j) Mr. Goldstein participates in and is entitled to the benefits of the Company's Executive Separation Policy (the "ESP"), described below at page 21; provided that, if his employment with the Company is terminated without cause or if he terminates his employment for "good reason" (as defined in the ESP) prior to his completing three years of service with the Company, he receives the benefits of the ESP for the greater of two years or for a period equal to five years less the number of full years of service that he has completed.

     Effective August 1, 2002, the Board granted the PIA to Mr. Goldstein. The PIA has two objectives: (a) to drive superior long term corporate performance on behalf of shareholders; and (b) to retain and reward Mr. Goldstein for such performance over the next five years. The PIA has the following terms and conditions:

          (a) The PIA has three performance/vesting periods, commencing as of August 1, 2002:


         ----------------------------------------------------
                      PERIOD               AWARD OPPORTUNITY
         ----------------------------------------------------
          3 years ending July 31, 2005     25% of grant
                                           (50,000 shares)
         ----------------------------------------------------
          4 years ending July 31, 2006     25% of grant
                                           (50,000 shares)
         ----------------------------------------------------
          5 years ending July 31, 2007     50% of grant
                                           (100,000 shares)
         ----------------------------------------------------

          (b) To earn any award, Mr. Goldstein must continue to serve as the Company's Chief Executive Officer through the end of such performance/vesting period.

          (c) During each performance period, Mr. Goldstein may earn the following portions of each installment of the award based on the Company's Total Shareholder Return ("TSR") during the performance periods as measured against a selected group of 21 companies (the "Comparison Group"):

               (i) 100% of the installment if the Company's TSR is above the 75th percentile of the Comparison Group; or

               (ii) 50% of the installment if the Company's TSR is above the 50th percentile and up to the 75th percentile of the Comparison Group.

          (d) Unless otherwise determined by the Compensation Committee, the installment of the PIA for any performance period is to be forfeited if:

               (i) the Company's TSR is at or below the 50th percentile of the Comparison Group; and/or

               (ii) the Company's TSR is negative, irrespective of the Company's ranking within the Comparison Group.

          (e) If all or a portion of an installment of the PIA for either of the first two performance periods is not earned, up to the full PIA may still be earned based on the Company's TSR for the full five-year PIA performance award period.

          (f) The Compensation Committee may adjust the composition of the Comparison Group or other provisions of the PIA in the event of changes in the business or performance of a Comparison Group company or the Company or in the event of other factors deemed relevant by the Compensation Committee.

          (g) Prior to vesting or forfeiture, Mr. Goldstein has voting rights over and rights to receive dividends on all shares subject to the PIA.

     On July 25, 2001, Mr. Lobbosco and the Company entered into a new contract (the "2001 Contract"), which superseded the contract that the Company and Mr. Lobbosco had executed effective October 1, 1999 in connection with his transfer to the United States and his appointment as President, Fragrance Division (the "1999 Contract", and together with the 2001 Contract, the "Contracts"). The principal features of the Contracts are as follows:

          (a) The 1999 Contract contemplated that Mr. Lobbosco's assignment in the United States would end no later than July 1, 2001 and that he would remain an employee of the Company, based in Buenos Aires, Argentina, through June 30, 2003, when he was to retire. Under the 2001 Contract Mr. Lobbosco continued as Executive Vice President, Global Business Development through May 31, 2002. Thereafter, until June 30, 2004, when the 2001 Contract expires and Mr. Lobbosco retires from Company employment, he has been based in Buenos Aires and reports to the Company's Chief Executive Officer and performs such services as the Chief Executive Officer may request.

          (b) Under the 1999 Contract, Mr. Lobbosco's annual base salary was set at $500,000, with an annual review in accordance with Company policy. Under the 2001 Contract, his base salary was set at $550,000 (to which it had been increased effective April 1, 2001) for the duration of the 2001 Contract.

          (c) Under the 1999 Contract, Mr. Lobbosco continued to participate in the Company's MICP, then the Company's annual incentive plan, with target incentive compensation of 50% of his salary. Under the 2001 Contract, he continues to participate in the Company's AIP and LTIP. His target AIP awards under the 2001 Contract, as a percentage of base salary, were 50% for 2001 and 37.5% for 2002 and is 25% for 2003. Under the LTIP, his target award for the three-year cycle 2001-2003 is 75% of his base salary. He is not eligible to participate in any subsequent cycles of the LTIP.

          (d) Under the 1999 Contract, Mr. Lobbosco was to participate in the Company's various stock option plans. Under the 2001 Contract, he is not eligible to receive any options after his May 2001 grant.

          (e) Under the 1999 Contract, the Company agreed to lease an apartment in New York City for Mr. Lobbosco's use, and to pay the rent thereon. Taxes on income recognized by Mr. Lobbosco as a result of the Company's rent payments for the New York City apartment were to be grossed up. In addition, the 1999 Contract also provided that, to the extent that Mr. Lobbosco's effective aggregate income tax rate on his salary and incentive compensation exceeded 30%, the Company was required to reimburse Mr. Lobbosco, on a grossed up basis, for all taxes in excess of 30% in respect of such compensation. The 1999 Contract also entitled Mr. Lobbosco to the Company-paid services of an independent public accountant to assist him in calculating his taxes. Under the 2001 Contract, Mr. Lobbosco is headquartered in Buenos Aires, Argentina, his country of origin, as a result of which the Company no longer rents an apartment for him and he no longer recognizes income to be grossed up. In addition, since Mr. Lobbosco has returned to Argentina, the Company has no obligation to reimburse and is not reimbursing Mr. Lobbosco for any income taxes, as a result of which there is no excess income tax to be grossed up.

          (f) Under the 1999 Contract, Mr. Lobbosco was to receive a minimum aggregate monthly pension of between $15,500 and $25,000, depending on the date of his retirement. Under the 2001 Contract, and in lieu of any other pension benefits, the Company will make to him on his retirement seven annual pension payments of $604,527, with the first such payment to be made in July 2004. Should Mr. Lobbosco die after June 30, 2004, any unpaid payments will be made to his surviving spouse or to his or his spouse's estate. Should Mr. Lobbosco die before June 30, 2004 with a surviving spouse, his spouse will receive seven annual payments of $302,263.50.

          (g) The 1999 Contract provided, and the 2001 Contract provides, that in the event Mr. Lobbosco's employment with the Company is terminated other than for cause prior to the anticipated retirement date under such Contract (which is June 30, 2004 under the 2001 Contract), and Mr. Lobbosco would not be entitled to the benefits of his Contract, Mr. Lobbosco will retire from the

     Company's employ on that date. He may elect to commence receiving his pension at that time, or in lieu, thereof to receive salary continuation payments for a period of 24 months (or a shorter period if the termination were to occur after July 1, 2001 under the 1999 Contract or after July 1, 2002 under the 2001 Contract).

     On November 13, 2001, the Board approved the "Eligible Executive Officer Share Value Option Exercise Loan Program," which permitted loans by the Company to certain executive officers who were not members of the Board (and certain other executive officers then members of the Board if and when they no longer served as members of the Board) and who held Share Value Options ("SVOs") granted on November 14, 2000 containing certain features requiring their exercise prior to the expiration of the initial seven-year option exercise period. In connection with Mr. Howard's exercise of his SVO, which expired on November 23, 2001, on November 13, 2001, the Compensation Committee authorized the Company to loan to Mr. Howard, and, as of November 21, 2001 Mr. Howard borrowed, $986,563, the aggregate price of the option shares purchased as a result of his SVO exercise (the "Howard Loan"). Pursuant to the Howard Loan, Mr. Howard purchased, and pledged to the Company as security for the loan, 55,000 shares of Company Common Stock. Mr. Howard also assigned to the Company all of his right to dividends in respect of the pledged shares, but retained voting rights with respect to such shares. The Howard Loan did not cover any income tax liability of Mr. Howard in respect of the purchase of the shares subject to the option. All such taxes are the sole responsibility of Mr. Howard.

     The Howard Loan matures and must be repaid, together with all accrued and unpaid interest, no later than November 14, 2007. It becomes immediately due and payable on any earlier date after which, for a period of seven (7) out of twenty (20) consecutive trading days, the market value, as determined by the closing price of the Company's Common Stock on the NYSE, of the shares pledged to secure the loan is less than 110% of the outstanding principal balance of the Howard Loan. Unless Mr. Howard pays the principal of, and all interest due on, the loan within five business days after the applicable date, the Company is authorized to sell the pledged shares on behalf of Mr. Howard. Proceeds of the sale are to be applied first to cover (in the following order) all interest and principal due on the Howard Loan, all fees in respect of the sale transaction, and all withholding taxes for which Mr. Howard is responsible as a result of the sale of the pledged shares. The Company then pays to Mr. Howard any balance. To the extent that the sale price of the pledged shares is not sufficient to cover fully all principal, interest, fees and withholding taxes, any deficiency remains the sole responsibility of Mr. Howard.

     The Howard Loan also becomes immediately due and payable if Mr. Howard ceases to be an executive officer of the Company or terminates employment with the Company for any reason. The Company has full recourse against Mr. Howard for payment of all interest and repayment of loan principal under the Howard Loan. Neither the principal nor any interest payable on the Howard Loan is forgivable by the Company.

     Pursuant to the terms of the Howard Loan, the initial interest rate of the Howard Loan (through December 31, 2001) was 4.1%. For the four quarters of 2002, the interest rates were 4.1%, 3.7%, 3.3% and 3.4%, respectively. The interest rate is determined quarterly and is the higher of (a) the lowest rate which qualifies as a "market" rate of interest that would be charged for a loan in the nature of the Howard Loan by a third party lender and (b) the Company's weighted average cost of borrowed funds, in each case as reasonably determined by the Company's management and informed to the Compensation Committee. Interest is payable quarterly in arrears on the unpaid balance of a Howard Loan. The assigned dividends on the shares purchased with funds borrowed under the Howard Loan are credited automatically to offset the interest expense. Mr. Howard is required to pay the balance of the quarterly interest to the Company in cash.

     The Eligible Executive Officer Share Value Option Exercise Loan Program has been discontinued, and no further loans will be made under it. There have been no material modifications to or waivers of the terms of the Howard Loan since the origination of the loan.

     In June 1999, Nicolas Mirzayantz, Vice President, Global Business Development, Fine Fragrances and Toiletries, who became an executive officer of the Company on December 17, 2002, received a full recourse job-related loan in the amount of $300,000 to assist him in the purchase of a residence in connection with his accepting an assignment in France. The loan bears interest at the rate of 7.21% and was to be repaid in 20 quarterly installments of $18,000 commencing September 30, 1999 and continuing through June 30, 2004. Mr. Mirzayantz made 10 quarterly payments aggregating $108,000, reducing the principal balance of the loan at January 1, 2001 to $220,962.40. As of January 1, 2001, Mr. Mirzayantz returned to the United States to assume his current position. At that time, the Company suspended payment of the quarterly installments and no further repayments have been made of either principal or interest. The loan continues to accrue interest, however, and remains due and payable in full by its original June 30, 2004 date. As of December 31, 2002 the outstanding balance was $248,251.68. Since January 1, 2001, there have been no material modifications to or waivers of the terms of the loan.

EXECUTIVE SEPARATION POLICY

     On April 13, 2000, the Board approved the ESP, and authorized participation in the ESP by the then executive officers of the Company. The ESP covers separations from the Company both prior to and within three years following a "Change-in-Control," as defined below ("CIC"). Eight executive officers, including those named in the Summary Compensation Table (see "Summary Compensation Table" at page 12) are covered by the ESP's "Tier I" payments and benefits, described below. Mr. Lobbosco is a "Tier I" participant in the ESP only for those payments and benefits that would be due as a result of a CIC. An additional 24 employees are covered by lesser "Tier II" payments and benefits. Certain participants in the ESP had executed executive severance agreements prior to their inclusion in the ESP. They agreed voluntarily to terminate those agreements in connection with their participation in the ESP.

     Under the ESP, a Tier I participant whose employment with the Company is terminated without cause at any time other than within the three years following a CIC receives severance, calculated on a monthly basis, equal to the sum of (1) the covered executive's monthly base salary at the date of termination and (2) 1/12th of the average of the participant's three most recent annual incentive compensation awards, in each case payable as "salary continuation" over a period of 24 months. The executive is also entitled to a pro rata bonus in respect of the year of termination and continuation of medical, dental and insurance benefits for the 24-month severance period. The executive receives no additional pension credit, and stock options and other long-term awards are exercisable only in accordance with their original terms.

     A Tier I participant terminated without cause or electing to terminate his or her employment with the Company for "good reason," as defined below, during the three years following a CIC is entitled to the following:

          (a) a lump sum payment equal to three times the aggregate of (i) the participant's highest annual salary during the five years immediately preceding separation and (ii) the higher of (A) the participant's average annual bonus for the most recent three years or (B) his or her target bonus for the year of separation;

          (b) a lump sum payment of long-term performance awards for the long-term performance cycle(s) then in progress, with the amount of the award based on the higher of target or actual performance (the award is initially paid at target, and if actual performance at the end of the cycle is higher, is supplemented by an amount equal to the difference between the award associated with such performance and target);

          (c) 100% vesting of outstanding options, with the remainder of the option term to exercise them; provided that, if any stock option plan under which any such option has been issued does not permit such option to become vested and exercisable upon occurrence of a CIC and to remain outstanding for the remainder of the option term, for each share of Common Stock of the Company subject to any such option, whether or not such option is then exercisable, in exchange for the cancellation of the option, the participant receives a payment equal to the difference between the exercise price of such option share and a price equal to the highest of (i) the market price of Common Stock on the NYSE at the close of business on the effective day of employment termination, (b) the price of Common Stock contained in any published tender offer made within one year before or one year after the date of the CIC, (c) the price of Common Stock contained in any merger or acquisition agreement entered into by the Company and any third party within one year before or one year after the date of the CIC, or (d) the closing market price of Common Stock on the NYSE on the date of the CIC;

          (d) credit for an additional three years of service and age for pension calculation purposes; and

          (e) continuation of medical and dental coverage for the lesser of three years or until the participant obtains new employment providing similar benefits.

     Notwithstanding the foregoing, Mr. Goldstein's participation in the ESP is subject to the enhancements described in clause (j) of the description of his MOU at page 18 above.

     If following a CIC a Tier I participant in the ESP becomes entitled to payments that are or would be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar tax that may be imposed (the "Excise Taxes"), the Company will pay to that Tier I participant an additional amount (a "Gross-Up Payment") such that, after the payment by the Employee of all taxes (including without limitation all income and employment tax and Excise Tax and treating as a tax the lost tax benefit resulting from the disallowance of any deduction of the Employee by virtue of the inclusion of the Gross-Up Payment in the Employee's adjusted gross income), and interest and penalties with respect to such taxes, imposed on the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Taxes imposed on the Severance Payments.

     Under the ESP (a) a CIC is deemed to have occurred if:

          (i) any "person," as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act, acquires voting securities of the Company and immediately thereafter is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then-outstanding voting securities;

          (ii) individuals who on September 1, 2000 constituted the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on September 1, 2000 or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority of the Board;

          (iii) immediately after a merger, consolidation, recapitalization, or reorganization of the Company, either (A) individuals who immediately prior to consummation of such an event constituted the Board do not constitute at least a majority of the members of the board of directors of the Company or the surviving or parent entity, as the case may be, or (B) the voting securities of the Company outstanding immediately prior to such event do not represent (either by remaining outstanding or by being converted into voting securities of a surviving or parent entity) at least 60% or more of the combined voting power of the outstanding voting securities of the Company or such surviving or parent entity; or

          (iv) the shareholders of the Company have approved a plan of complete liquidation of the Company, or a transaction resulting in the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect) is consummated;

and (b) "good reason" means the occurrence of any of the following events, unless the executive has consented in writing to such event:

          (i) a reduction by the Company in the executive's base salary as in effect immediately prior to the CIC;

          (ii) (a) the failure by the Company to continue in effect any compensation or employee benefit plan in which the executive was a participant prior to the CIC, unless the plan (x) is replaced by a successor plan providing to the executive substantially similar compensation and benefits or (y) terminates as a result of the normal expiration of the plan in accordance with its terms, as in effect immediately prior to the CIC, or (b) the taking of any other action, or the failure to act, by the Company which would materially adversely affect the executive's continued participation in any such plan as compared to the terms of such participation on the date of the CIC;

          (iii) effecting a change in the position of the executive that does not represent a position commensurate in level, authority and responsibilities with or a promotion from the executive's position with the Company immediately prior to the date of the CIC, or assigning to the executive responsibilities that are materially inconsistent with such prior position; or


          (iv) the Company's requiring the executive to be based anywhere more than 45 miles from the location of the executive's office immediately prior to the CIC;


in each case after notice in writing from the executive to the Company and a period of 30 days after such notice during which the Company fails to correct such conduct.


PENSION PLANS


     Of the executive officers named in the Summary Compensation Table, Messrs. Goldstein, Boyden, Howard, Wetmore and Block are participants in the Company's Pension Plan, a defined benefit plan, under which the Company makes periodic payments computed on an actuarial basis providing for fixed benefits for members in the event of retirement on or after age 55 with 10 years of service. Unreduced benefits are payable after age 62. Benefits under the Pension Plan are calculated with respect to a five-year average of participating employees' covered compensation (base salary or wage plus bonus), subject to an offset for amounts received as Social Security benefits for service after November 30, 1979. The table below indicates, for purposes of illustration, the approximate amounts of annual retirement income (subject to the above Social Security offset and without taking into account any limitations under the Code) that would have been payable upon retirement at December 1, 2002 on a straight life basis under various assumptions as to salary and years of service to employees in higher salary classifications who participate in the Pension Plan. Messrs. Goldstein, Boyden, Howard, Wetmore and Block have 3, 2, 2, 11 and 10 years of service, respectively, under the Pension Plan. To the extent that the amounts of annual retirement income exceed the maximum benefit and compensation limitations, including limitations under Section 415 and Section 401(a)(17) of the Code, such amounts are payable in the same form and manner under the Company's unfunded Supplemental Retirement Plan adopted on October 29, 1986, effective January 1, 1987. Mr. Goldstein, in addition to being a participant in the Company's Pension Plan, has a separate unfunded arrangement under the MOU providing for pension benefits which are not presently calculable. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 17. Mr. Howard also has a separate unfunded arrangement, under which, once he has completed five years of service with the Company, he will receive service credit for an additional five years of service. Mr. Lobbosco, who is not a United States citizen, has significant amounts of service with foreign subsidiaries of the Company not covered by the Company's Pension Plan, as a result of which he participates in a separate unfunded arrangement providing pension benefits. Under that arrangement, pursuant to the 2001 Contract, commencing in July 2004 Mr. Lobbosco is entitled to receive seven annual pension payments of $604,527. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 17. No other named executive officer participates in this arrangement.

                                     ESTIMATED ANNUAL PENSION FOR SPECIFIED YEARS OF SERVICE
   AVERAGE    -----------------------------------------------------------------------------------------------------
 COMPENSATION      5           10          15           20           25           30           35           40
------------- ----------- ----------- ------------ ------------ ------------ ------------ ------------ ------------
 $  400,000    $ 34,544    $ 69,088    $ 103,632    $ 138,176    $ 167,030    $ 187,350    $  207,670   $  227,990
    500,000      43,180      86,360      129,540      172,720      208,788      234,188       259,588      284,988
    600,000      51,816     103,632      155,448      207,264      250,546      281,026       311,506      341,986
    700,000      60,452     120,904      181,356      241,808      292,303      327,863       363,423      398,983
    800,000      69,088     138,176      207,264      276,352      334,061      374,701       415,341      455,981
    900,000      77,724     155,448      233,172      310,896      375,818      421,538       467,258      512,978
  1,000,000      86,360     172,720      259,080      345,440      417,576      468,376       519,176      569,976
  1,100,000      94,996     189,992      284,988      379,984      459,334      515,214       571,094      626,974
  1,200,000     103,632     207,264      310,896      414,528      501,091      562,051       623,011      683,971
  1,300,000     112,268     224,536      336,804      449,072      542,849      608,889       674,929      740,969
  1,400,000     120,904     241,808      362,712      483,616      584,606      655,726       726,846      797,966
  1,500,000     129,540     259,080      388,620      518,160      626,364      702,564       778,764      854,964
  1,600,000     138,176     276,352      414,528      552,704      668,122      749,402       830,682      911,962
  1,700,000     146,812     293,624      440,436      587,248      709,879      796,239       882,599      968,959
  1,800,000     155,448     310,896      466,344      621,792      751,637      843,077       934,517    1,025,957
  1,900,000     164,084     328,168      492,252      656,336      793,394      889,914       986,434    1,082,954
  2,000,000     172,720     345,440      518,160      690,880      835,152      936,752     1,038,352    1,139,952

     Following the acquisition by the Company of Bush Boake Allen Inc ("BBA") in November 2000, the Pension Plan for Eligible Employees of Bush Boake Allen Inc. was merged with the Company's Pension Plan as of December 31, 2000. Benefit accruals under the BBA Pension Plan were frozen as of that date. Benefit service for former BBA employees under the Company's Pension Plan starts as of December 1, 2000. Former BBA employees will receive a frozen accrued benefit under the BBA Pension Plan plus a benefit under the Company's Pension Plan for service after December 1, 2000. In addition to the benefit determined under the table above for service after December 1, 2000, Mr. Boyden, formerly an employee of BBA, is entitled, as of December 31, 2002, to an annual benefit of $13,568.04 based on his service with BBA.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Georgescu, Martinez, van Ameringen and Van Dyke. Mr. Van Dyke is Senior Vice President of Salomon Smith Barney Inc., which has received commissions for brokerage services performed in connection with securities transactions on behalf of the Company and its retirement plans which amounted to $330,951 in 2002.

     Mrs. Herzan is the niece of Mr. van Ameringen, who will retire as a director as of the 2003 Annual Meeting. For information about the respective shareholdings of Mrs. Herzan and Mr. van Ameringen, see "Security Ownership of Management and Certain Other Persons" at page 6.

     Dr. Blobel is a co-founder of Chromocell Corporation ("Chromocell"). Chromocell and Dr. Blobel are contemplating an Advisory Agreement under which Dr. Blobel will provide scientific advice to Chromocell with respect to its research efforts and programs. Dr. Blobel receives no cash compensation from Chromocell, but it is contemplated that he will receive equity and certain options to purchase additional equity in Chromocell in connection with his advisory activities.

     The Company and Chromocell are negotiating agreements under which it is anticipated that Chromocell will engage in a research program to develop for the Company a new product that will assist the Company in creating new flavor and fragrance ingredients. The Company will pay Chromocell $590,000 to fund the research program, a portion of which may be in the form of an equity contribution to Chromocell. It is also anticipated that the Company will have the right to provide additional equity capital or debt financing to Chromocell at such times as Chromocell may determine to increase its equity or debt. The terms of any such equity investment or debt financing will be negotiated in good faith at arms-length between the Company and Chromocell.

                        REPORT OF THE AUDIT COMMITTEE*

     The Audit Committee of the Board assists the Board in fulfilling its oversight of

     o the Company's financial reporting process and the integrity of the Company's financial statements and related financial information;

     o    the Company's internal control environment, systems and performance;

     o the qualifications and independence of the Company's independent accountant;

     o the performance of the Company's independent accountant and internal auditors; and

     o the Company's compliance with laws and regulations and with the Company's Code of Conduct.

     In carrying out these responsibilities, the Audit Committee, among other things:

     o oversees the preparation of annual and quarterly financial statements by the Company's management and reviews with management and the independent accountant, prior to issuance, the information to be released and the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q;


     o oversees the work of the independent accountant, including appointment, reviewing the scope of audit services, approving all audit and non-audit services and fees to be paid, evaluating performance, and confirming independence; and

     o oversees management's implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company's processes with respect to the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "SOA"), the Company's internal auditing plans and programs and the Company's policies relating to legal and regulatory compliance.

     The Audit Committee is composed of four directors, two of whom--J. Michael Cook, Chairman and Chief Executive Officer Emeritus of Deloitte & Touche, LLP, and Arthur C. Martinez, Chairman and Chief Executive Officer Emeritus of Sears, Roebuck and Co.,--are "audit committee financial experts" under applicable SEC rules adopted pursuant to the SOA. All members of the Audit Committee meet the independence and financial literacy standards--and Mr. Cook and Mr. Martinez have the accounting or related financial management expertise--required by applicable NYSE rules. The Audit Committee, which met nine times in 2002, operates under a written charter adopted by the Board in 2001. The Audit Committee reviews that Charter annually and recommends Charter changes, as appropriate, to the Board. The Charter was revised on March 11, 2003, and a copy of the Charter as revised is attached to this Proxy Statement as Exhibit A.

     The Audit Committee meets regularly with the Company's independent accountant, both with and without management present, to discuss the results of its audits and reviews, its evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Company's independent accountant periodically updates the Audit Committee about new accounting developments and their potential impact on the Company's reporting.

     The Audit Committee also meets regularly with Company management without the Company's independent accountant present, to discuss management's evaluations of the performance of the independent accountant.


----------
* This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.

     Finally, the Audit Committee meets regularly with the Company's Director of Internal Audit without either the Company's independent accountant or management present, to discuss the Company's internal audit process and the results of ongoing or recently completed internal audits.

     In and with respect to 2002 the Audit Committee:

     o appointed PricewaterhouseCoopers LLP ("PwC") as the Company's independent accountant for the year ended December 31, 2002;

     o discussed with PwC the scope of PwC's services, including its plans for audits and reviews and the identification of audit risks;

     o approved all non-audit services provided by PwC prior to such services being performed;

     o reviewed with PwC, who is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, PwC's judgments as to the quality of the Company's financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61 (Communication with Audit Committees);

     o reviewed with PwC the effectiveness of the Company's systems of internal controls and obtained a report from PwC with respect to its review of those controls;

     o discussed with management and PwC the requirements of the SOA and rules adopted and proposed thereunder by the SEC, and proposed corporate governance rules of the NYSE; and

     o received from PwC written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), describing all relationships between PwC and the Company that might bear on PwC's independence, and discussed this information with PwC; thereafter the Committee concluded that the independence of PwC was not compromised by the provision of non-audit services.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the Year Ended December 31, 2002 for filing with the SEC. The Audit Committee also evaluated and reappointed PwC as the Company's independent accountant for 2003.



AUDIT COMMITTEE



J. Michael Cook
Chairman



Margaret Hayes Adame
Arthur C. Martinez
William D. Van Dyke, III

PERFORMANCE GRAPH*



                    INTERNATIONAL FLAVORS & FRAGRANCES INC.

  Total Cumulative Shareholder Return for Period Ending December 31, 2002(1)


                                  [LINE CHART]

--------------------------------------------------------------------------------------------------
December 31                           1997        1998       1999       2000       2001      2002
--------------------------------------------------------------------------------------------------
International Flavors & Fragrances   100.00       88.91      78.61      44.48      66.40     79.66
--------------------------------------------------------------------------------------------------
S&P 500                              100.00      128.58     155.63     141.46     124.66     97.12
--------------------------------------------------------------------------------------------------
Peer Group (2)                       100.00      114.81     107.22     109.37     102.02     98.87
--------------------------------------------------------------------------------------------------

----------
(1) Total Cumulative Shareholder Return assumes that the value of an investment in the Company's common stock and each index was $100 on December 31, 1997, and that all dividends were reinvested.


(2) The companies in the Peer Group are Alberto-Culver Company, Avon Products, Inc., Campbell Soup Company, Church & Dwight Co., Inc., The Clorox Company, The Coca-Cola Company, Colgate-Palmolive Company, ConAgra Foods, Inc., The Dial Corporation, The Estee Lauder Companies Inc., General Mills, Inc., The Gillette Company, H.J. Heinz Company, Hershey Foods Corporation, Hormel Foods Corporation, Kellogg Company, McCormick & Company, Incorporated, McDonald's Corporation, Nestle S.A., PepsiCo, Inc., The Procter & Gamble Company, Revlon, Inc., Sara Lee Corporation, Sensient Technologies Corp., Yum! Brands, Inc. (Formerly Tricon Global Restaurants, Inc.), Unilever N.V. and Wm. Wrigley Jr. Company.


----------
* This Comparison of Five Year Cumulative Total Return shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.

SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the next Annual Meeting of Shareholders must be received by the Secretary of the Company for inclusion in the Company's Proxy Statement, Notice of Meeting and form of proxy with respect to that meeting by November 28, 2003.

     The By-laws of the Company provide that in order for a shareholder to propose director nominations or to transact business at an annual meeting of shareholders, the shareholder must give written notice to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal. If the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the notice given by the shareholder must be received not later than the close of business on the tenth day following the day on which the notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.


ADDITIONAL INFORMATION

     The Audit Committee has selected PricewaterhouseCoopers LLP to be the Company's principal independent accountants for 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


AUDIT FEES

     The aggregate fees of PricewaterhouseCoopers LLP billed for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2002 and the reviews of the financial statements included in the Company's Forms 10-Q for the year 2002 were $2,288,700.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees billed for professional services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by PricewaterhouseCoopers LLP, the Company's principal independent accountant, for the fiscal year ended December 31, 2002 were $1,735,200. All such fees were incurred through October 2, 2002, when the consulting services group of PricewaterhouseCoopers LLP was sold to IBM Corporation.


ALL OTHER FEES

     The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP, other than the services covered in the two preceding paragraphs, for the fiscal year ended December 31, 2002 were $5,689,000. These other services include $4,862,900 of domestic and international tax planning and assistance, $733,300 of other accounting and auditing services for government filings, benefit plans and other non-financial statement audits, $13,000 of business valuation services and $79,800 of other professional services incurred during 2002.

     The Audit Committee has considered and found the provision of the services covered in the two preceding paragraphs compatible with maintaining PricewaterhouseCoopers LLP's independence.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file reports regarding beneficial ownership of the Company's Common Stock with the Commission, and to furnish the Company with copies of all such filings. Based on a review of these filings, the Company believes all such filings were timely made, except that Mr. Van Dyke amended his Form 5 to include one transaction inadvertently filed late.

                                 OTHER MATTERS


     As of the date of this Proxy Statement the Board is not aware that any matters other than those specified above are to be presented for action at the meeting. If any other matters should come before the meeting, proxies in the enclosed form will be voted on such matters in accordance with the judgment of the person or persons voting the proxies, unless otherwise specified. In accordance with the Board's recommendations, executed proxies returned by shareholders will be voted, if no contrary instruction is indicated, FOR the election of the 8 nominees described herein. The presence in person or by proxy of the holders of a majority of the shares outstanding on the record date is necessary to constitute a quorum for the transaction of business at the 2003 Annual Meeting. Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. All executed proxies will be voted in accordance with the instructions contained therein. With respect to the required vote on any particular matter, abstentions and votes withheld by nominee recordholders will not be treated as votes cast or as shares present or represented. Under NYSE rules, the proposal to elect directors may be considered a "discretionary" item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of such brokerage firms. If a person is a participant in the Company's 401(k) plan or employee stock purchase plan and has Common Stock in a plan account, the proxy also serves as voting instructions for the plan trustee.


     THE COMPANY WILL ON A REQUEST IN WRITING PROVIDE WITHOUT CHARGE TO EACH PERSON FROM WHOM PROXIES ARE BEING SOLICITED FOR THE COMPANY'S 2003 ANNUAL MEETING A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT. A REQUEST FOR THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE MADE TO STEPHEN A. BLOCK, SECRETARY, INTERNATIONAL FLAVORS & FRAGRANCES INC., 521 WEST 57TH STREET, NEW YORK, N.Y. 10019. THE COMPANY'S ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE THROUGH THE COMPANY'S WEBSITE, WWW.IFF.COM.


     The Board of Directors invites you to attend the meeting in person. If you are unable to do so, please sign, date and return the enclosed proxy promptly in the enclosed envelope, so that your shares will be represented at the meeting.


                                          By Order of the Board of Directors,



                                          Stephen A. Block
                                          Secretary


March 28, 2003

                                   EXHIBIT A

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. PURPOSE. The Audit Committee (the "Committee") of the Board of Directors (the "Board") of International Flavors & Fragrances Inc. (the "Corporation") assists the Board in fulfilling its oversight responsibilities. The Audit Committee oversees and reviews the financial reporting process and the integrity of the Corporation's financial statements and related financial information, the Corporation's internal control environment, systems and performance, the audit process of the independent accountant and the internal auditor, the qualifications, independence and performance of the independent accountant and the internal auditor, and the procedures for monitoring compliance with laws and regulations and with the Corporation's Code of Business Conduct and Ethics (the "Code"). In performing its duties, the Committee maintains effective working relationships with the Board, management and the Corporation's independent accountant and internal auditors.

     The Committee serves in an oversight capacity and is not part of the Corporation's operational or managerial decision-making process. The Corporation's management is responsible for preparing the Corporation's financial statements and the independent accountant is responsible for auditing the financial statements. Additionally, the Committee recognizes that the Corporation's financial management, including the internal auditors, and the independent accountants have more time, knowledge and detailed information concerning the Corporation than Committee members. As a result, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any certification as to the work of the independent accountant.

II. MEMBERSHIP. The Committee is comprised of at least three members, including a Chairperson, all of whom are selected by, and who serve at the pleasure of, the Board. All members of the Committee must be "independent directors," meaning directors who are independent of management of the Corporation, who are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as Committee members, and who otherwise satisfy the "independence" requirements of the United States Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"), on which shares of the Common Stock of the Corporation are traded. No member of the Audit Committee is permitted to receive any consulting, advisory or other compensation payments directly or indirectly from the Corporation, other than the compensation received for service as a director and as a member of any committee of the Board. All members of the Committee must be, or must become within a reasonable period of time after appointment to the Committee, persons qualified by experience, education or training in business, finance or accounting, so that they are able to read, understand and critically review fundamental business financial statements. At least one member of the Committee must qualify as an "audit committee financial expert" in accordance with applicable SEC rules and NYSE requirements. In addition, no person may be a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any SEC or NYSE rule.

III. MEETINGS. The Committee meets approximately eight times each year and more frequently as circumstances warrant. The Committee may ask members of management, the Corporation's independent accountant and/or internal auditors, or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request, in either open or executive session. The Committee keeps written minutes of its meetings. The Committee may, when appropriate, delegate authority to one or more of its members or to one or more subcommittees.

IV. COMMITTEE RESPONSIBILITIES. The Committee has the following responsibilities:

     o INDEPENDENT ACCOUNTANT

       a. To appoint on behalf of the Corporation the independent accountant to conduct audits and reviews of the financial statements of the Corporation and to assure that the independent accountant is ultimately accountable to the Committee; to oversee the services of the independent accountant; to review and authorize the compensation of the independent accountant; to resolve any disagreements between management and the independent accountant concerning financial reporting; to establish policies and procedures for the pre-approval of all audit and non-audit services to be provided by the independent accountant, consistent with rules of the SEC and NYSE, and designed to assure the continued independence of the independent accountant; to evaluate the performance of the independent accountant; and, where appropriate, to discharge the independent accountant.

       b. To review the scope and plans for the independent accountant's annual audit and quarterly reviews.

       c. To require the independent accountant to submit to the Committee periodically a formal written statement delineating all relationships between the independent accountant and the Corporation, including but not limited to non-audit services provided by the independent accountant and related fees; to discuss with the independent accountant all such relationships and, based on such written statement and discussions, to review and assess the independence of the independent accountant in accordance with the requirements of the SEC and the NYSE; and, where appropriate, take action in response to the independent accountant's statement to enable the Committee to satisfy itself of the independent accountant's independence.

       d. To obtain from the independent accountant at least annually, and review, the independent accountant's internal quality control report required to be provided to the Committee.

     o INTERNAL AUDIT

       a. To review and concur in the appointment or replacement and oversee the evaluation and compensation of the Corporation's Director of Internal Audit in order to ensure the independence of the internal audit function.

       b. To consider, in consultation with the independent accountant, the Director of Internal Audit, and financial management of the Corporation, the audit scope, plan, staffing and budget of the internal auditors.

       c. To receive and review periodic reports of the results of and follow-ups to internal audits.

     o FINANCIAL REPORTING

       a. To discuss with financial management and with the independent accountant any significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements, including any significant changes in the Corporation's selection or application of accounting principles; the effect of regulatory or accounting initiatives; the development, selection and disclosure of critical accounting policies and the effect of alternative assumptions, estimates or generally accepted accounting principles ("GAAP") and methods on the Corporation's financial statements, and all material written communications between the independent accountant and management.

       b. To review with the independent accountant and financial management of the Corporation at the conclusion of the year-end audit and each quarterly review and prior to finalizing and filing annual or interim reports, in each case as applicable:

          i. the Corporation's annual and interim financial statements and related footnotes;

          ii. the independent accountant's audit or review of and report on such financial statements, including any significant accounting matters and findings and management's responses to them;

          iii. any significant changes in the audit or review scope or plan from that previously presented to the Committee;

          iv. any significant transactions not a normal part of the Corporation's business and the manner in which they were accounted for in such financial statements;

          v. the independent accountant's qualitative judgments and recommendations about the appropriateness of the Corporation's accounting principles and practices, any proposed changes in such accounting principles and practices and the Corporation's implementation of previously recommended changes in accounting principles and practices;

          vi. the independent accountant's communications with respect to any reportable conditions and material weaknesses in the Corporation's internal controls (which, for purposes of this Charter, will include disclosure controls where appropriate);

          vii. senior management's evaluative criteria in its selection of accounting principles;

          viii. any lack of cooperation, disputes with management or other difficulties encountered by the independent accountant during the course of the audit or review, including any restrictions on the scope of its work or access to requested information;

          ix. the process conducted by the Chief Executive Officer and Chief Financial Officer with respect to the certifications required to be filed by them with the SEC and NYSE; and

          x. other matters related to the conduct of the audit of the annual financial statements and review of the interim financial statements that are to be communicated to the Committee under Generally Accepted Auditing Standards ("GAAS") and the rules of the SEC and NYSE.

       c. To recommend to the Board whether the audited financial statements are to be included in the annual report of the Corporation to be filed with the SEC.

       d. To consider and review, prior to filing or release, interim and annual reports of the Corporation (including management's discussion and analysis of financial condition and results ("MD&A")) to be filed with the SEC and other published documents containing the Corporation's annual and interim financial statements, and to evaluate whether the information in such reports and documents is consistent with the information in the financial statements.

       e. To prepare the report required to be included in the Corporation's Proxy Statement disclosing whether the Committee has reviewed and discussed the audited financial statements with management and has discussed matters specified by GAAS and by SEC rules and regulations with the independent accountant; and has taken whatever action and prepared such other reports and letters as may be required from time to time by the SEC and/or the NYSE.

       f. To review, together with counsel for the Corporation, legal and regulatory matters that may have a material effect on the Corporation's financial statements, accounting policies or compliance policies, including any correspondence or communications from or with regulators or governmental agencies.

       g. To discuss with management the Corporation's earnings press releases, including the presentation of pro forma or other non-GAAP information, as well as financial information and earnings guidance provided or to be provided to the public, the investment community and rating agencies.

     o CONTROL SYSTEMS AND ENVIRONMENT

       a. To consider and review with the independent accountant, the Director of Internal Audit and the financial management of the Corporation the adequacy of the Corporation's internal controls, including computerized information system controls and security, and any related significant findings and recommendations by the independent accountant or the Director of Internal Audit, together with management's responses.

       b. To review the annual internal control report of management required by SEC rules promulgated under Section 404 of the Sarbanes-Oxley Act of 2002 and the attestation and report of the independent accountant required in connection therewith, and management's quarterly and annual evaluations of and conclusions about the effectiveness of and changes to internal controls and procedures for financial reporting.

       c. To establish, monitor and review procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

       d. To review the Corporation's program to monitor compliance with the Code, and to meet periodically with the Corporation's General Counsel, Chief Financial Officer and Director of Internal Audit to discuss compliance with the Code.

       e. To review periodically the Corporation's Global Authorization Limits or comparable document relating to approval authority and to recommend to the Board appropriate changes thereto.

       f. To review officers' expense accounts and perquisites reported on such expense accounts, including officers' use of corporate assets, and to consider the results of any review by the internal auditors or independent accountant; results of the review will be forwarded to the Compensation Committee for review of reasonableness and appropriateness of disclosure of all such items.

       g. To discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's financial risk assessment and financial risk management policies.

       h. To establish with management hiring policies for employees or former employees of the independent accountant, consistent with the requirements of the SEC and/or the NYSE.

       i. To review and, if appropriate, approve all material transactions with related parties.

       j. To provide regular reports to the Board of Directors of the Corporation.

       k. To review annually the Committee's own performance.

       l. To review this Charter annually and update it when appropriate.

     o EXECUTIVE SESSIONS

       To meet regularly with the Director of Internal Audit, the independent accountant and management in separate executive sessions to discuss matters, then being considered by the Committee, that the Committee or any of these groups concludes should be discussed privately with the Committee.

V. INVESTIGATIONS AND STUDIES; FUNDING. The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities as described above, and may retain, at the expense of the Corporation, independent counsel, accountants or others necessary to assist in any such investigation or study. The Corporation will provide all funding necessary for the performance by the Committee of all matters within the scope of its responsibilities.

                 [INTERNATIONAL FLAVORS & FRAGRANCES INC. LOGO]


                               ADMISSION TICKET

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.


                        ANNUAL MEETING OF SHAREHOLDERS


                           MAY 14, 2003 AT 10:00 A.M.
                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
                              521 WEST 57TH STREET
                               NEW YORK, NY 10019




                            ADMITS ONE SHAREHOLDER







                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
                         PROXY/VOTING INSTRUCTION CARD


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERNATIONAL FLAVORS & FRAGRANCES INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 14, 2003 OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF (THE "MEETING").

     The undersigned shareholder of INTERNATIONAL FLAVORS & FRAGRANCES INC. (hereinafter called the "Company") hereby appoints Messrs. RICHARD A. GOLDSTEIN, DOUGLAS J. WETMORE and STEPHEN A. BLOCK the attorneys and proxies, and each of them the attorney and proxy, of the undersigned, with full power of substitution, to act by a majority present, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders to be held at the headquarters of the Company, 521 West 57th Street, New York, New York, on Wednesday, May 14, 2003 at 10:00 A.M., and any postponement(s) or adjournment(s) thereof, and thereat to vote the number of votes or shares of stock the undersigned would be entitled to vote if then and there personally present.

     PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW YOUR SHARES OF STOCK ARE TO BE VOTED. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN ON AN EXECUTED PROXY, THIS PROXY WILL BE VOTED FOR EACH OF THE NAMED NOMINEES AS A DIRECTOR, AND IN THE DISCRETION OF THE PROXY COMMITTEE ON ANY OTHER MATTER PROPERLY BEFORE THE MEETING, UNLESS OTHERWISE SPECIFIED.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Dear Shareholder:

     The Annual Meeting of Shareholders (the "Meeting") of International Flavors & Fragrances Inc. (the "Company") will be held at 10:00 A.M. on Wednesday, May 14, 2003 at the headquarters of the Company, 521 West 57th Street, New York, NY 10019.


     To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the Meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.


     In order to assist the Company in preparing for the Meeting, please indicate in Item 2 on the proxy whether you currently plan to attend the Meeting.


     If you attend the Meeting in person, detach and bring this letter to the Meeting as an admission ticket for you.





March 28, 2003


                          - DETACH PROXY CARD HERE -
--------------------------------------------------------------------------------


     (PLEASE SIGN, DATE AND                      [X]
     RETURN THIS PROXY CARD           VOTES MUST BE INDICATED
[ ]  PROMPTLY USING THE               (X) IN BLACK OR BLUE INK.
     ENCLOSED ENVELOPE.)



1.  Election of Directors:




  FOR all nominees       WITHHOLD AUTHORITY to vote          *EXCEPTIONS
  listed below    [ ]    for all nominees listed below [ ]              [ ]

Nominees: Margaret Hayes Adame, Gunter Blobel, J. Michael Cook, Peter A.
          Georgescu, Richard A. Goldstein, Alexandra A. Herzan, Arthur C. Martinez, William D. Van Dyke, III

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX ABOVE AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)


* Exceptions:
             -------------------------------------------------------------------


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

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2.  Do you plan to attend the Meeting?

        YES [ ]   NO [ ]

                                              CHANGE OF ADDRESS -- MARK HERE [ ]

Please sign this proxy and return it promptly whether or not you expect to attend the Meeting. You may nevertheless vote in person if you attend. Please sign exactly as your name or names appear(s) on this proxy. If you are signing as an attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. For an account in the name of two or more persons, each person should sign, or if one signs, please attach evidence of authority.



DATED _______________ , 2003  SIGNED ____________________________

                                     ____________________________